Exhibit 5.1

April 7, 2015

ExamWorks Group, Inc.

3280 Peachtree Rd. NE

Suite 2625

Atlanta, Georgia 30305

Re:     ExamWorks Group, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ExamWorks Group, Inc., a Delaware corporation (the “Company”) and the guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by the Company on the date hereof under the Securities Act of 1933, as amended (the “Act”), including the prospectus included therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company, consisting of (i) senior debt securities or subordinated debt securities (the “Debt Securities”) to be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into among the Company, the guarantors listed therein and trustees to be named (each, a “Trustee”); and (ii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by one or more subsidiaries of the Company, including one or more of the Subsidiary Guarantors, for the benefit of Debt Securities. The Debt Securities and Subsidiary Guarantees are collectively referred to herein as the “Offered Securities.” The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;
(ii)	the resolutions adopted by the Company's board of directors (the “Board of Directors”), dated April 2, 2015, relating to the registration of the Offered Securities and related matters; and
(iii)

the unanimous written consents adopted by the boards of directors or members, as applicable, of the Delaware Guarantors, the Illinois Guarantors, the Texas Guarantors, and the New York Guarantors (set forth on Schedule I hereto), dated April 2, 2015.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions and views set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) that each of the Florida Guarantors and the Michigan Guarantors (each as set forth on Schedule I hereto) is a corporation or limited liability company duly formed and existing under and by virtue of the laws of the State of Florida or Michigan, as applicable, and is in good standing with the Secretary of State of the State of Florida or Michigan, as applicable; (ii) the due authorization, execution and delivery of all documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (vi) the legal capacity and competency of all individuals executing documents; (vii) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, the Subsidiary Guarantors and other persons on which we have relied for the purposes of this opinion letter are true and correct; (ix) that each of the officers and members of the Board of Directors of the Company and the boards of directors or members, as applicable, of each of the Subsidiary Guarantors, including the boards of directors or members, as applicable, of the Delaware Guarantors, the Illinois Guarantors, the Texas Guarantors, and the New York Guarantors, has properly exercised his or her fiduciary duties; (x) that New York law will be chosen to govern the Debt Securities, the Subsidiary Guarantees and the Indenture and that such choice is legally enforceable, and that the Debt Securities, the Subsidiary Guarantees and the Indenture will contain all provisions required under the laws of the State of Delaware, Texas, New York and Illinois in respect of contracts for the sale of securities issued by a Delaware, Texas, New York, or Illinois corporation or limited liability company, as applicable; (xi) that there are no agreements or understandings between or among the parties to the Debt Securities, the Subsidiary Guarantees or the Indenture that would expand, modify or otherwise affect the terms of such agreements or instruments or the respective rights or obligations of the parties thereunder; and (xii) that the Debt Securities, the Subsidiary Guarantees and the Indenture will conform to the descriptions thereof set forth in the Prospectus. As to all questions of fact material to this opinion letter, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and the Subsidiary Guarantors. Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1.    With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Act and the Indenture and any supplemental indentures have been qualified under the Trust Indenture Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the Indenture and any supplemental indentures to be entered into in connection with the issuance of the Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any applicable supplemental indentures so as not to violate any applicable law, the certificate of incorporation of the Company as then in effect or the by-laws, as amended prior to the date hereof, of the Company as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Debt Securities, when issued and sold in accordance with the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any series of Subsidiary Guarantees to be offered by one or more Subsidiary Guarantors pursuant to the Registration Statement (the “Offered Subsidiary Guarantees”), when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Act and the Indenture and any supplemental indentures have been qualified under the Trust Indenture Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Subsidiary Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subsidiary Guarantees are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subsidiary Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the boards of directors (including any appropriate committees thereof appointed thereby) members, managers or partners of the Subsidiary Guarantors, as the case may be, and appropriate officers of the Subsidiary Guarantors have taken all necessary corporate action to approve the issuance and terms of the Offered Subsidiary Guarantees and related matters; (v) the Indenture and any supplemental indentures to be entered into in connection with the issuance of the Offered Subsidiary Guarantees have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Subsidiary Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any applicable supplemental indentures so as not to violate any applicable law, the organizational documents of any Subsidiary Guarantor, including any charter, bylaw, operating agreement or partnership agreement, as then in effect, or result in a default under or breach of any agreement or instrument binding upon any Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any such Subsidiary Guarantor; and (vii) the Offered Subsidiary Guarantees have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Subsidiary Guarantees and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Subsidiary Guarantees, when issued and sold in accordance with the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Subsidiary Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized for issuance and constitute the valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A.    They are limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors' rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

B. The opinions above are subject to the following qualifications and exceptions:

1.    With reference to, but without limiting in any way, qualification (A) above, certain provisions which could be construed as a penalty or forfeiture, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions exculpating another party from liability or waiving defenses or other rights, provisions to the effect that terms of the documents may not be waived or modified except in writing, provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, provisions imposing a payment obligation with respect to the Company's or any Subsidiary Guarantor’s obligations and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.

2.    No opinion is expressed herein with respect to the validity, binding effect or enforceability of (i) any provision contained in the Offered Securities allowing any party to exercise any remedial rights without notice to the Company or the Subsidiary Guarantors, (ii) any waiver of demand or notice by the Company or any of the Subsidiary Guarantors, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, in either case (iii) any provisions contained in the Offered Securities purporting to establish evidentiary standards, (iv) any provision of the Offered Securities which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Offered Securities, (v) any provision of the Offered Securities which purports to entitle any person or entity to specific performance of any provision thereof, (vi) any provision of the Offered Securities that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (vii) any provision of the Offered Securities insofar as it purports to effect a choice of governing law or choice of forum or venue for the adjudication of disputes, (viii) any provision related to the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Offered Security, (ix) any provision contained in the Offered Securities purporting to limit the liability of any party thereto to third parties or (x) any provision contained in the Offered Securities that constitutes (or is construed to constitute) an agreement to agree.

3.    In addition, we express no opinion as to the acceptance by a Federal court located in the State of New York of jurisdiction of a dispute arising under the Offered Securities.

4.    No opinion is expressed as to the validity, binding effect or enforceability of any provision of any Offered Security that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion or view with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the States of New York, Illinois and Texas.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

          /s/ Paul Hastings LLP

SCHEDULE I

SUBSIDIARY GUARANTORS

Delaware Guarantors

ExamWorks, Inc.

ExamWorks Review Services, LLC

CalMed Evaluation Services, LLC

Medicolegal Services, LLC

IME Resources, LLC

CredentialMed, LLC

Nexworks, LLC

Verity Administrators, Inc.

ExamWorks Clinical Solutions Holdings, Inc.

ExamWorks Clinical Solutions, LLC

Reliable RS, LLC

LM Exams, LLC

Illinois Guarantors

       Network Medical Review Company, Ltd.

Texas Guarantors

Southwest Medical Examination Services, Inc.

Pacific Billing Services, Inc.

Diagnostic Imaging Institute, Inc.

Lone Star Consulting Services, Inc.

New York Guarantors

Marquis Medical Administrators, Inc.

ExamWorks Evaluations of New York, LLC

DDA Management Services, LLC

MES Management Services, Inc.

Michigan Guarantors

IME Software Solutions, LLC

MES Group, Inc.

Medical Evaluation Specialists, Inc.

MLS Group of Companies, Inc.

Florida Guarantors

Gould & Lamb Trust Company, LLC

National Institute for Medicare and Medicaid Education, LLC